SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material under Rule 14a-12

Variable Insurance Products Fund III
(Name of Registrant as Specified In Its Charter)

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«Month» «Date», «Year» (Date letter will mail - to be inserted)

«FirstName» «LastName», «AutoMergeField1»

«Co»

«Address1»

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Dear «FirstName»,

This letter is to inform you that on November 13, 2002 there will be a special meeting of shareholders of certain funds within the Variable Insurance Products Fund III (VIP III) trust. The funds include Aggressive Growth Portfolio, Balanced Portfolio, Dynamic Capital Appreciation Portfolio, Growth & Income Portfolio, Growth Opportunities Portfolio, Mid Cap Portfolio, and Value Strategies Portfolio. The purpose of this meeting is to consider and act upon several proposals. These proposals include the election of a Board of Trustees, the adoption of an amended and restated Declaration of Trust, to eliminate a fundamental investment policy of Growth Opportunities Portfolio, to amend certain Portfolios' fundamental investment limitations concerning both borrowing and lending, and to continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.

Prior to the meeting, a proxy of contract holders of record at the close of business on September 19, 2002 will be required. Although Fidelity will incur the costs of the printing and mailing of the proxy statements in addition to the tabulation of contract holder votes, your company will still need to be actively involved in the process. Please refer to your participation agreement for questions regarding your company's responsibilities.

We encourage you to utilize the services of Management Information Services Corporation (MIS) in Norwell, Massachusetts to handle the distribution of the proxy materials to, and the tabulation of votes from, your contract holders. MIS has been a Fidelity Investments mutual fund proxy solicitor since 1985 and is the nation's leading mailer and tabulator of variable product proxies as well. MIS is very knowledgeable in all areas of annuity proxy solicitation and will provide a turnkey service including all of the proportional voting of your separate account share positions to Fidelity.

We know that many of the insurance companies which have separate accounts invested in VIP III already have existing business relationships with MIS. If you currently use MIS to manage your proxies, please call Stephanie Camerlengo at 781-871-1660, ext. 143 at your earliest convenience to discuss the specifics of your portion of the VIP III proxy.

If you are not familiar with MIS, Stephanie will be pleased to provide you with a complete outline of their services and a cost estimate based on your needs. You will find MIS particularly helpful in assisting your data processing people with organizing and submitting your contract holder data in the proper format. Moreover, their ability to systematically prepare all of your proportional voting summaries will save you considerable time and effort. Should you have any qualms about sending your files to an outside service, MIS will prepare and sign a confidentiality agreement for your records.

Hopefully, you will consider using MIS for this process, however, if you have any additional questions or concerns, please do not hesitate to contact me at 401-292-6344

Sincerely,

Brian Haseltine

Senior Manager, Client Relationship Management

Contract holders should read the proxy statement when it is available because it contains important information. The proxy statement will be available, without charge, from the EDGAR Database on the SEC's website (http://www.sec.gov) or by contacting Fidelity.

Q&A Important information to help you understand and vote on the proposals in the Variable Insurance Products Fund III Proxy.

Please read the full text of the enclosed Proxy Statement. Below is a brief overview of the proposals found in the Proxy Statement that are to be voted on at the special shareholder meeting on November 13, 2002. If you have any questions regarding the proposals please call your insurance company.

(1) Why are we being asked to continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust?

The Trustees are seeking to ensure that they retain the ability to manage the affairs of the funds, including control of derivative actions that are brought on behalf of a fund. The Board of Trustees has concluded that continuing the effectiveness of the amendment is in the best interests of the trust's shareholders.

(2) Why are the funds proposing to adopt an amended and restated Declaration of Trust?

The new Declaration of Trust is a more modern form of the trust instrument for a Massachusetts business trust. It gives the Trustees more flexibility and, subject to the applicable requirements of Federal and state law, broader authority to act. This increased flexibility may allow the Trustees to react more quickly to changes in competitive and regulatory conditions. In addition, the new Declaration of Trust modifies the current Declaration of Trust to allow the Trustees to increase the maximum number of Trustees from twelve to fourteen members. The increase is intended to enhance the flexibility of the Board to organize itself and its committees in overseeing management of the Fidelity Funds and to expand the level of the Board's expertise. Adoption of the new Declaration of Trust will not alter the Trustees existing fiduciary obligations to act in the best interest of the shareholders. Before utilizing any new flexibility that the New Declaration of Trust may afford, the Trustees must first consider the shareholders' interests and act in accordance with such interests. Please review the Proxy Statement for specific details.

(3) Why do we need to elect a Board of Trustees?

At any time at least two-thirds of the trustees must be elected by the shareholders. In addition, the Trustees have determined that the Board of Trustees should be expanded from twelve to fourteen members and have fixed the number of Trustees at fourteen. The increase in the size of the Board of Trustees is subject to shareholder approval of the amended and restated Declaration of Trust.

(4) What funds are impacted by the proposal to elect a Board of Trustees?

Because this proposal is trust-wide, all funds in Variable Insurance Products Fund III (the trust) are impacted. The funds in the trust include: Aggressive Growth Portfolio, Balanced Portfolio, Dynamic Capital Appreciation Portfolio, Growth & Income Portfolio, Growth Opportunities Portfolio, Mid Cap Portfolio, and Value Strategies Portfolio. Please review the proxy statement for specific details.

(5) Are all of the VIP funds in the trust impacted by all of the proposals in this proxy?

No. The Proxy Statement summarizes each proposal and the fund or funds impacted. Please review the Proxy Statement for specific fund details.

(6) Why do we need to eliminate a fundamental investment policy of Growth Opportunities Portfolio?

The Board of Trustees has approved, and recommends that the shareholders of the fund approve, a change to the fundamental investment policy regarding investing primarily in common stocks and securities convertible into common stocks. Please review the Proxy Statement for more details.

(7) Why do we need to amend the fundamental investment limitation concerning borrowing for Balanced Portfolio, Growth Opportunities Portfolio, and Mid Cap Portfolio?

The primary purpose of the proposal is to revise the Portfolios' fundamental borrowing limitation to conform to a limitation that is expected to become standard for all non-money market funds managed by FMR. The fundamental limitation would clarify one point, that the funds only use reverse repurchase agreements for temporary or emergency borrowing. Adoption of the proposed fundamental limitation concerning borrowing is not expected to affect the way in which the Portfolios are managed. Please review the Proxy Statement for more details.

(8) Why do we need to amend the fundamental investment limitation concerning lending for Balanced Portfolio, Dynamic Capital Appreciation Portfolio, Growth & Income Portfolio, Growth Opportunities Portfolio, and Mid Cap Portfolio?

The primary purpose of the proposal is to revise the Portfolios' fundamental lending limitation to conform to a limitation that is expected to become standard for all funds managed by FMR or its affiliates. Adoption of the proposed limitation on lending is not expected to affect the way in which each fund is managed, the investment performance of each fund or the instruments in which each fund invests. However, the proposed limitation would clarify that acquisitions of loans, loan participations or other debt instruments are not considered lending.

(9) How do I vote my shares?

You can vote your shares by completing and signing each enclosed proxy card or voting instruction form, and mailing it in the enclosed postage paid envelope. If you need assistance, or have any questions regarding the proposals, please contact your insurance company representative.

(10) How do I sign the proxy card or voting instruction form?

Individual Accounts: Your name should be signed exactly as it appears in the registration on the proxy card or voting instruction form.

Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown on the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."

(11) How many votes must be received to approve these proposals?

For all proposals a majority of the outstanding voting securities of the trust or appropriate fund, as applicable, must submit affirmative votes for the proposal to be approved.

Contract holders should read the proxy statement when it is available because it contains important information. The proxy statement will be available, without charge, from the EDGAR Database on the SEC's website (http://www.sec.gov) or by contacting Fidelity.